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                                                                       Exhibit 1


                 ASSIGNMENT OF STOCK SEPARATE FROM CERTIFICATE


     This ASSIGNMENT OF STOCK SEPARATE FROM CERTIFICATE (this "Assignment"), dated as of June 12, 1999 but effective as of the dates of assignment set forth below, by and among Morgan Stanley Real Estate Fund III, L.P., a Delaware limited partnership ("MSREF III"), MSP Real Estate Fund, L.P., a Delaware limited partnership ("MSP"), Morgan Stanley Real Estate Investors III, L.P., a Delaware limited partnership ("MSREI III"), and MSREF III Special Fund, L.P., a Delaware limited partnership ("Special Fund," and together with MSREF III, MSP and MSREI III, the "Purchasers").


                                   RECITALS:

          A. The Purchasers entered into that certain Securities Purchase Agreement with Bluegreen Corporation (the "Company") dated as of August 14, 1998, as amended (the "Agreement").

          B. Pursuant to the Agreement, on August 14, 1998, the Purchasers acquired 2,941,177 shares of Common Stock of the Company (the "Initial Shares").

          C. Effective as of September 30, 1998, MSP and MSREI III assigned a portion of their Initial Shares of Common Stock to the other Purchasers such that following the assignments, the Initial Shares of Common Stock owned by the Purchasers were allocated among the Purchasers as follows: MSREF III, 47.24%; MSP, 33.58%; MSREI III, 2.39%; and Special Fund, 16.79%.

          D. Effective as of December 31, 1998, MSREF III, MSP and MSREI III, assigned a portion of their Initial Shares of Common Stock to the other Purchasers such that following the assignments, the Initial Shares of Common Stock owned by the Purchasers were allocated among the Purchasers as follows:
MSREF III, 35.4502%; MSP, 28.3846%; MSREI III, 1.6433%; and Special Fund, 34.5219%.

          E. Pursuant to the Agreement on March 26, 1999, the Purchasers acquired 1,176,471 shares of Common Stock of the Company (the "Additional Shares").

          F. The portions of the Common Stock of the Purchasers assigned among the Purchasers as set forth in Recitals C and D above are herein referred to as the "Assigned Common Stock."

          G. The assignments set forth in Recitals C and D above are herein referred to as the "Transfers."

          H. As of the date hereof, the percentage ownership among the Purchasers of the Initial Shares and Additional Shares of Common Stock purchased pursuant to the Agreement is as
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follows: MSREF III, 35.4502%; MSP, 28.3846%; MSREI III, 1.6433%; and Special
Fund, 34.5219%.

          I. The Purchasers are executing this Assignment to reflect the foregoing Transfers.

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

               (i)    Assignment of Assigned Common Stock. The Purchasers
                      -----------------------------------
     acknowledge and agree that the Transfers occurred in the amounts and at the times described above. Each Purchaser hereby accepts the Assigned Common Stock.

               (ii)   Purchase Price. As consideration for the Transfers, each
                      --------------
     Purchaser paid to its respective transferor(s) the amounts agreed upon between such Purchasers.

               (iii)  Representations and Warranties of Assignor. Each Purchaser
                      ------------------------------------------
     hereby represents and warrants that:

     1. Such Purchaser has the partnership power and authority to execute and deliver this Assignment and to perform the transactions contemplated herein to be performed by it.

     2. The execution and delivery of this Assignment by such Purchaser and the performance by such Purchaser of the transactions contemplated herein to be performed by it have been duly authorized by all necessary partnership action on the part of such Purchaser.

     3. Neither the execution and delivery by such Purchaser of this Assignment nor the performance by such Purchaser of the transactions contemplated herein to be performed by such Purchaser will conflict with, result in any breach or violation of, or constitute any default under its formation documents.

     4. Upon delivery of and payment for the Assigned Common Stock as provided in this Assignment, the Common Stock of such Purchaser being transferred will be transferred free and clear of any lien or other encumbrance.

          a.   Representations and Warranties of Assignees. Each Purchaser
               -------------------------------------------
     acquiring Common Stock hereby represents and warrants that the Common Stock is being acquired for its own account for investment and not with a view to resale or distribution thereof.

          b.   Further Assurances. The Purchasers agree to cooperate at all
               ------------------
     times from and after the date hereof with respect to any of the matters described in this Assignment and to execute a stock power or endorsement and deliver the certificates representing the Common Stock hereby assigned to the Company's transfer agent with instructions to register the appropriate number of shares reflecting the percentage ownership set forth in Recital H

                                       2
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     in the name of the Purchaser to which the Common Stock has been assigned and such further instruments of assignment as may be reasonably necessary or desirable to effectuate or evidence the transactions contemplated by this Assignment.

          c.   Successors and Assigns. This Assignment shall be binding
               ----------------------
     upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

          d.   Governing Law. This Assignment shall be governed by, and
               -------------
     construed in accordance with, the laws of the State of Delaware applicable to agreements made and to be performed entirely within such state.

          e.   Capitalized Terms. Capitalized terms not otherwise defined
               -----------------
     herein shall have the meaning assigned to such terms in the Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Assignment as of the date set forth in the introductory paragraph hereof.


                                   MORGAN STANLEY REAL ESTATE FUND III, L.P.

                                   By: MSREF III, L.L.C., its general partner

                                       By: MSREF III, Inc., as MS Member



                                           By: /s/ Michael J. Franco
                                               ---------------------------------
                                               Michael J. Franco
                                               Vice President

                                   MSP REAL ESTATE FUND, L.P.

                                   By: MSREF III, L.L.C., its general partner

                                       By: MSREF III, Inc., as MS Member



                                           By: /s/ Michael J. Franco
                                           -------------------------------------
                                               Michael J. Franco
                                               Vice President

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

                                  MORGAN STANLEY REAL ESTATE INVESTORS III, L.P.

                                  By: MSREF III, L.L.C., its general partner

                                      By: MSREF III, Inc., as MS Member



                                          By: /s/ Michael J. Franco
                                              ----------------------------------
                                                  Michael J. Franco
                                                  Vice President



                                  MSREF III SPECIAL FUND, L.P.

                                  By: MSREF III, L.L.C., its general partner

                                      By: MSREF III, Inc., as MS Member



                                          By: /s/ Michael J. Franco
                                              ----------------------------------
                                                  Michael J. Franco
                                                  Vice President

                                       4